UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 29, 2003

                        Investment Properties Associates
                        --------------------------------
             (Exact name of registrant as specified in its charter)

          New York                        0-5537                 13-2647723
          --------                        ------                 ----------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


60 East 42nd Street, New York, New York                            10165
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:  (212) 687-6400


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          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On April 24, 2003, the Registrant signed a contract to sell its 570 Broad Street, Newark, New Jersey property, a vacant commercial office building, to Logan Partners, LLC for a purchase price of $7,000,000. Subject to certain conditions, the closing is expected to occur within approximately sixty days, but there can be no assurances that such sale will be concluded. The Registrant will have no remaining real property upon the consummation of this transaction.

After the completion of the transaction accounting and establishment of appropriate reserves, the Registrant anticipates that it will make a special distribution of the excess proceeds in accordance with its partnership agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

      Exhibit No.       Description
      -----------       -----------

      Exhibit 99.1      Press Release of Registrant, dated April 24, 2003.


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

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                INVESTMENT PROPERTIES ASSOCIATES

                                                BY: /s/ Irving Schneider
                                                    ----------------------------
                                                    Name:  Irving Schneider
                                                    Title: General Partner

Date: April 29, 2003


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